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                                                                    Exhibit 10.1

                              MILLIPORE CORPORATION
                         2000 DEFERRED COMPENSATION PLAN
                              FOR SENIOR MANAGEMENT

                                 Amendment No. 1

     WHEREAS Millipore Corporation (the "Company") established the Millipore Corporation 2000 Deferred Compensation Plan for Senior Management (the "Plan"), effective September 1, 2000; and


     WHEREAS the Company retained the right to amend the Plan from time to time and to interpret its provisions; and

     WHEREAS the Company now desires to amend the Plan to provide for the transfer to the Mykrolis Corporation 2001 Deferred Compensation Plan for Senior Management of certain assets and liabilities attributable to Participants whose employment is transferred to Mykrolis Corporation;

     NOW, THEREFORE, the Company adopts the following amendments, effective April 1, 2001:

     1. Article 5 is amended to add a new Section 5.5 to read as follows:

        "5.5 Mykrolis Corporation Employees. Effective April 1, 2001 (or such later date on which the Participant's employment is transferred from Millipore Corporation to Mykrolis Corporation), each Participant who becomes an employee of Mykrolis Corporation on or after such date shall cease to participate in the Plan and shall not be permitted to defer any further Compensation pursuant to the Plan. In addition and subject to the consent of each affected Participant, effective as of such date the Accounts of all Participants who become employees of Mykrolis Corporation shall be transferred to the Mykrolis Corporation 2001 Deferred Compensation Plan for Senior Management ("Mykrolis Plan") and after such transfer, the affected Participants shall be entitled to benefits only from the



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        Mykrolis Plan and shall not be entitled to any benefits from this
        Plan. The transfer of employment from Millipore Corporation to Mykrolis Corporation shall not be deemed a termination of employment for purposes of this Plan and after the transfer of such Accounts to the Mykrolis Plan, Participants whose employment is transferred to Mykrolis Corporation shall not be entitled to a distribution hereunder."

     IN WITNESS WHEREOF, MILLIPORE CORPORATION has caused this document to be executed this 31st day of March, 2001.

                                           MILLIPORE CORPORATION



                                           By:/s/ Jeffrey Rudin
                                              --------------------------------
                                              Jeffrey Rudin
                                              Vice President, General Counsel

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